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                                                                    EXHIBIT 23.3


To the Board of Directors of MSI Holdings, Inc.

         We consent to the use of our name under the heading Legal Matters in the registration statement amendment number 2 on Form S-3 (Registration No. 333-31726) for the above named company.

/s/ PARR WADDOUPS BROWN GEE & LOVELESS P.C.
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Parr Waddoups Brown Gee & Loveless P.C.
Salt Lake City, Utah
June 19, 2000